TO BE EFFECTIVE DECEMBER 27, 2001

                     AMENDMENT TO ARTICLES OF INCORPORATION

                                       OF

                     STRONG CONSERVATIVE EQUITY FUNDS, INC.

         The undersigned Assistant Secretary of Strong Conservative Equity Funds, Inc. (the "Corporation"), hereby certifies that in accordance with
Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create the Class K Series of the Strong Advisor U.S. Value Fund, Strong Dividend Income Fund, and the Strong Growth and Income Fund, and to redesignate and convert the Corporation's Advisor series of the Strong Blue Chip Fund as the Investor series of the Strong Blue Chip Fund, and to redesignate and convert the Corporation's Class L series of the Strong Advisor U.S. Value Fund as the Class A series of the Strong Advisor U.S. Value Fund, as indicated below.

         "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

`A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

                                                                                AUTHORIZED NUMBER OF
        CLASS                                                  SERIES           SHARES

         Strong Advisor U.S. Value Fund                       Class A           Indefinite
                                                              Class B           Indefinite
                                                              Class C           Indefinite
                                                              Class K           Indefinite
                                                              Class Z           Indefinite
         Strong Blue Chip Fund                                Investor          Indefinite
         Strong Dividend Income Fund                          Investor          Indefinite
                                                              Class K           Indefinite
         Strong Energy Fund                                   Investor          Indefinite
         Strong Growth and Income Fund                        Investor          Indefinite
                                                              Advisor           Indefinite
                                                              Institutional     Indefinite
                                                              Class K           Indefinite'"

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on September 13, 2001 and November 9, 2001, in accordance with Section 180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required.

         Executed in duplicate this 20th day of December, 2001.


                                       STRONG CONSERVATIVE EQUITY FUNDS, INC.


                                        By:      /S/ GILBERT L. SOUTHWELL III
                                            -----------------------------------
                                                 Gilbert L. Southwell, III
                                                 Assistant Secretary




This instrument was drafted by:

Susan A. Hollister
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051